FUND PARTICIPATION AGREEMENT
SCHEDULE A
AMENDED as of June 1, 2008

The following Separate Accounts and Associated Contracts of Symetra Life Insurance Company are permitted to invest in the Portfolios of the Fund shown in the amended Schedule B below in accordance with the provisions of this Amendment to the March 8, 2007, Fund Participation Agreement among Symetra Life Insurance Company, Financial Investors Variable Insurance Trust, ALPS Advisers, Inc. and ALPS Distributors, Inc.

Contracts Funded by Separate Account	Name of Separate Account
Symetra Focus Variable Annuity	Symetra Separate Account C
Symetra Complete Variable Life Insurance	Symetra Separate Account SL
Symetra Complete Advisor Variable Life Insurance	Symetra Separate Account SL
Spinnaker Variable Annuities	Symetra Separate Account C
Spinnaker Advisor Variable Annuities	Symetra Separate Account C
Symetra Group Variable Annuity (unregistered)	Symetra Separate Account D

FUND PARTICIPATION AGREEMENT
SCHEDULE B
AMENDED as of June 1, 2008

The following Contracts funded by the following Separate Account(s) shown on Schedule A may invest in the following Portfolios of the Fund.

A.    Symetra Focus Variable Annuity, Symetra Separate Account C
Symetra Complete Variable Life Insurance, Symetra Separate Account SL
Symetra Complete Advisor Variable Life Insurance, Symetra Separate Account SL

FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio – Class I
Ibbotson Growth ETF Asset Allocation Portfolio – Class I
Ibbotson Balanced ETF Asset Allocation Portfolio – Class I
Ibbotson Income and Growth ETF Asset Allocation Portfolio – Class I
Ibbotson Conservative ETF Asset Allocation Portfolio – Class I

B.    Spinnaker Variable Annuities, Symetra Separate Account C
Spinnaker Advisor Variable Annuities, Symetra Separate Account C
Symetra Group Variable Annuity, Symetra Separate Account D

FINANCIAL INVESTORS VARIABLE INSURANCE TRUST

Ibbotson Aggressive Growth ETF Asset Allocation Portfolio – Class II
Ibbotson Growth ETF Asset Allocation Portfolio – Class II
Ibbotson Balanced ETF Asset Allocation Portfolio – Class II
Ibbotson Income and Growth ETF Asset Allocation Portfolio – Class II

Ibbotson Conservative ETF Asset Allocation Portfolio – Class II

This amendment to Schedules A and B of the Fund Participation Agreement is effective as of the 1st day of June, 2008.

Symetra Life Insurance Company	Financial Investors Variable Insurance Trust
By: ___________________________ Name: Linda C. Mahaffey Title: Vice President	By:__________________________ Name: Jeremy O. May Title: Treasurer

ALPS Advisers, Inc.	ALPS Distributors, Inc.
By: ___________________________ Name: Edmund J. Burke Title: President	By:__________________________ Name: Tane T. Tyler Title: Secretary